ARTICLES OF INCORPORATION            EXHIBIT 3.1(A)

                                      OF

                                   DAAR, INC.

     The undersigned adopts these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina.

     1. The name of the corporation shall be Daar, Inc.

     2. The corporation shall have authority to issue Twenty Million (20,000,000) shares of Common Stock, each share having a par value of $.001.

     3. The street and mailing address and county of the initial registered office of the corporation in North Carolina are 100 North Tryon Street, Floor 47, Charlotte, Mecklenburg County, North Carolina 28202-4003; and the name of the initial registered agent at such address is Dumont Clarke, IV.

     4. The name and address of the incorporator are:

        Name                       Address

        R. Michael Childs          100 North Tryon Street
                                   Floor 47
                                   Charlotte, N.C. 28202-4003

     5. A director of the corporation shall not be personally liable for monetary damages for breach of any duty as a director except and only to the extent applicable law restricts the effectiveness of this provision. Any repeal or modification of this article shall be prospective only and shall not diminish the rights or expand the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this the 13th day of January, 1993.


                                            /s/ R. Michael Childs
                                            R. Michael Childs
                                            Incorporator


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                               ARTICLES OF MERGER
                                                                 EXHIBIT 3.1(B)

                                       OF

                          ALYDAAR SOFTWARE CORPORATION,
                               A UTAH CORPORATION

                                      INTO

                                   DAAR, INC.,
                          A NORTH CAROLINA CORPORATION

     DAAR, INC., a corporation organized under the laws of North Carolina (the "Surviving Corporation"), hereby submits these Articles of Merger for the purpose of merging ALYDAAR SOFTWARE CORPORATION, a corporation organized under the laws of Utah (the "Merging Corporation"), into the Surviving Corporation.

     1. With respect to each corporation which is a party to the merger:

        (a) The Plan of Merger attached hereto and made a part hereof as Exhibit A was duly approved by the shareholders of the Surviving Corporation on January 18, 1994, as required by the North Carolina Business Corporation Act.

        (b) The Plan of Merger attached hereto and made a part hereof as Exhibit A was duly approved by the shareholders of the Merging Corporation on February 24, 1994, as required by the Utah Business Corporation Act.

     2. This merger shall become effective upon filing of these Articles of Merger with the North Carolina Secretary of State.

Dated:  April 7, 1993.


                                           DAAR, INC., a North Carolina
                                           corporation


                                           By:/s/ Robert F. Gruder
                                              Robert F. Gruder, President

                                                              EXHIBIT 3.1(C)

                                                                   EXHIBIT A

                                 PLAN OF MERGER

     A. CORPORATIONS PARTICIPATING IN THE MERGER.

     Alydaar Software Corporation, a Utah corporation (the "Merging Corporation") agrees to merge into Daar, Inc., a North Carolina corporation (the "Surviving Corporation").

     B. NAME OF SURVIVING CORPORATION.

     After the merger, the Surviving Corporation will have the name "Alydaar Software Corporation".

     The Surviving Corporation shall continue to be governed by the laws of the State of North Carolina, the Articles of Incorporation of the Surviving Corporation shall continue to be the Articles of Incorporation of the Surviving Corporation, and the registered and principal office of the Surviving Corporation will be:

                  6525 Morrison Boulevard, Suite 205
                  Charlotte, N.C.  28211
                  County of Mecklenburg

     C. MERGER.

     Pursuant to the terms and conditions of this Plan of Merger, the Merging Corporation will merge, effective upon filing Articles of Merger with the Secretary of State of North Carolina, into the Surviving Corporation. Upon the merger becoming effective (the "Effective Date"), the corporate existence of the Surviving Corporation will continue and the corporate existence of the Merging Corporation shall cease. The title to all real estate and other property owned by the Merging Corporation will be vested in the Surviving Corporation without reversion or impairment. The Surviving Corporation will have all liabilities of the Merging Corporation.

     D. CONVERSION AND EXCHANGE OF SHARES.

     Upon the Effective Date, all of the outstanding shares of the Merging Corporation shall be cancelled. Each holder of a certificate or certificates representing shares of the Merging Corporation shall surrender the same for cancellation to the transfer agent of the Merging Corporation and Surviving Corporation, First Union National Bank of North Carolina. After the Effective Date, each certificate representing shares of the Merging Corporation shall be deemed to represent, and shall be exchanged for, an equal number of shares of the Surviving Corporation. Upon the effective date of the merger, the outstanding shares of the Surviving Corporation shall be cancelled.

     E. DISSENTERS' RIGHTS.

     The Surviving Corporation agrees to pay to any dissenting shareholders of the Merging Corporation who may be entitled to vote and who properly dissents from the merger, under the laws of Utah, the fair value of his or her shares.

     G. ABANDONMENT.

     At any time prior to the merger becoming effective, the board of directors of the Surviving Corporation may, in its discretion, abandon the merger.

                                ARTICLE OF MERGER

                                       OF

                          ALYDAAR SOFTWARE CORPORATION,
                               a Utah Corporation

                                      INTO

                                   DAAR, INC.
                          a North Carolina Corporation

     Pursuant to Section 16-10a-1105 of the Utah Code Annotated, as amended, the undersigned, as the Surviving Corporation in a merger, hereby submits the following information:

     1. The name of the Surviving Corporation, which pursuant to the attached Plan of Merger will be changed to Alydaar Software Corporation, is Daar, Inc.

     2. Attached hereto and made a part hereof as Exhibit A is a copy of the Plan of Merger.

     3. With respect to each corporation which is a party to the merger:

        (a) The name of the Merging Corporation is Alydaar Software Corporation.

     The Plan of Merger was duly approved by the shareholders of the Merging Corporation as follows:

                  Number of                 Number of                  Number of Votes           Number
Voting            Outstanding               Votes Entitled             Represented at            of Undisputed
Group             Shares                    to be Cast                 the Meeting               Shares Voted

                                                                                                 For          Against
Common            8,825,000                 8,82500                    7,713,930                 7,710,630     3,300

     (b) The name of the Surviving Corporation, which pursuant to the attached Plan of Merger will be changed to Alydaar Software Corporation, is Daar, Inc.

     The Plan of Merger was duly approved by the shareholders of the Surviving Corporation as follows:

                  Number of                 Number of                  Number of Votes           Number
Voting            Outstanding               Votes Entitled             Represented at            of Undisputed
Group             Shares                    to be Cast                 the Meeting               Shares Voted

                                                                                                For       Against
Common            1                         1                          1                         1           -0-


Date:  April 7, 1994                DAAR, INC., a North Carolina Corporation


                                     By:/s/ Robert F. Gruder
                                        Robert F. Gruder, President

                                   EXHIBIT A

                                 PLAN OF MERGER

     A. CORPORATIONS PARTICIPATING IN THE MERGER.

     Alydaar Software Corporation, a Utah corporation (the "Merging Corporation") agrees to merge into Daar, Inc., a North Carolina corporation (the "Surviving Corporation").

     B. NAME OF SURVIVING CORPORATION.

     After the merger, the Surviving Corporation will have the name "Alydaar Software Corporation".

     The Surviving Corporation shall continue to be governed by the laws of the State of North Carolina, the Articles of Incorporation of the Surviving Corporation shall continue to be the Articles of Incorporation of the Surviving Corporation, and the registered and principal office of the Surviving Corporation will be:

                  6525 Morrison Boulevard, Suite 205
                  Charlotte, N.C.  28211
                  County of Mecklenburg

     C. MERGER.

     Pursuant to the terms and conditions of this Plan of Merger, the Merging Corporation will merge, effective upon filing Articles of Merger with the Secretary of State of North Carolina, into the Surviving Corporation. Upon the merger becoming effective (the "Effective Date"), the corporate existence of the Surviving Corporation will continue and the corporate existence of the Merging Corporation shall cease. The title to all real estate and other property owned by the Merging Corporation will be vested in the Surviving Corporation without reversion or impairment. The Surviving Corporation will have all liabilities of the Merging Corporation.

     D. CONVERSION AND EXCHANGE OF SHARES.

     Upon the Effective Date, all of the outstanding shares of the Merging Corporation shall be cancelled. Each holder of a certificate or certificates representing shares of the Merging Corporation shall surrender the same for cancellation to the transfer agent of the Merging Corporation and Surviving Corporation, First Union National Bank of North Carolina. After the Effective Date, each certificate representing shares of the Merging Corporation shall be deemed to represent, and shall be exchanged for, an equal number of shares of the Surviving Corporation. Upon the effective date of the merger, the outstanding shares of the Surviving Corporation shall be cancelled.

     E. DISSENTERS' RIGHTS.

     The Surviving Corporation agrees to pay to any dissenting shareholders of the Merging Corporation who may be entitled to vote and who properly dissents from the merger, under the laws of Utah, the fair value of his or her shares.

     G. ABANDONMENT.

     At any time prior to the merger becoming effective, the board of directors of the Surviving Corporation may, in its discretion, abandon the merger.